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                                                                   EXHIBIT 10.18

                               MAAX HOLDINGS, INC.

               $170,689,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY
                     11 1/4% SENIOR DISCOUNT NOTES DUE 2012

                                   ----------

                               PURCHASE AGREEMENT

                                                                December 3, 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
World Financial Center - North Tower
250 Vesey Street
New York, New York 10080

Ladies and Gentlemen:

          MAAX Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Merrill Lynch & Co. and Merrill Lynch Pierce, Fenner & Smith Incorporated (collectively, the "Purchaser") $170,689,000 aggregate principal amount at maturity of 11 1/4% Senior Discount Notes due 2012 of the Company (the "Securities").

          1. The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) An offering memorandum, to be dated as of the date hereof (the "Offering Memorandum"), including the Canadian supplement thereto, will be prepared in connection with the offering of the Securities. The Offering Memorandum and any amendments or supplements thereto will not, as of its date or as of the Time of Delivery (as defined below), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein. Any representation and warranty by the Company that relates to the Offering Memorandum is made only as of the time of delivery thereof to the Purchaser for distribution to investors and as of the Time of Delivery and shall be deemed to be a reference to the Offering Memorandum as delivered to the Purchaser for distribution to investors, it being understood that the Offering Memorandum has not been completed prior to the effectiveness of this Agreement;
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          (b) Neither the Company nor any of its subsidiaries has sustained since February 29, 2004 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries (other than as a result of intercompany transactions, including, without limitation, capital contributions, debt repayments, restructurings, amalgamations and wind-ups) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders' or members' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum;

          (c) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined below) and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and the Company has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than any failures to so qualify or be in good standing in such jurisdictions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the Company is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company, unlimited company or partnership in good standing under the laws of its jurisdiction of organization other than any failures to be in good standing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the entities set forth on Schedule I are the only direct or indirect subsidiaries of the Company;

          (e) At the Time of Delivery, the Company will have an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company will be duly and validly authorized and issued and will be


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     fully paid and non-assessable; and all of the issued shares of capital stock, membership interests or partnership interests of each subsidiary of the Company will be duly and validly authorized and issued, will be fully paid and non-assessable (except in the case of a subsidiary that is a Nova Scotia unlimited company, in which case the shares are assessable) and (except for directors' qualifying shares) will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than the liens under the Credit Agreement, dated as of June 4, 2004 among the Company, the guarantors party thereto, Goldman Sachs Credit Partners L.P., Royal Bank of Canada and Merrill Lynch Capital Corporation and the lenders party thereto (as amended on or prior to the date hereof, the "Credit Agreement"));

          (f) This Agreement has been duly authorized, executed and delivered by the Company;

          (g) The Securities have been duly authorized by the Company and, when executed, issued and delivered by the Company and authenticated by U.S. Bank Trust, N.A., as Trustee (the "Trustee"), pursuant to this Agreement and the Indenture (as defined below), will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the indenture to be dated as of December 10, 2004 (the "Indenture") between the Company and the Trustee, under which they are to be issued, enforceable against the Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Securities will be in substantially the form contemplated by the Indenture;

          (h) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and (assuming due authorization, execution, delivery and performance by the Trustee) will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (i) The exchange and registration rights agreement to be dated December 10, 2004 between the Company and the Purchaser (the "Registration Rights Agreement") has been duly authorized by the Company and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or limiting the availability of, and public policy against, indemnification and contribution and to general equity principles;

          (j) The exchange securities, with terms substantially identical to those of the Securities, to be issued in exchange for the Securities in connection with the exchange


                                       -3-
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     offer contemplated by the Registrations Rights Agreement (the "Exchange
     Securities") have been duly authorized for issuance by the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee pursuant to this Agreement and the Indenture, will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (k) None of the transactions contemplated by this Agreement and to be performed by the Company (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System, in each case as the same may be in effect or as the same may hereafter be in effect at the Time of Delivery;

          (l) The issue and sale of the Securities by the Company and the execution and delivery of and the compliance by the Company and its subsidiaries with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Amendment (as defined below) and this Agreement (collectively, the "Transaction Documents") and the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (after giving effect to the Amendment), (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries, (iii) result in any violation of the provisions of any law or statute or any order, rule, regulation, judgment or decree of any court, central bank, stock exchange or governmental agency or body ("Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations, defaults or liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on and/or material adverse developments with respect to the business, management, financial position, shareholders' or members' equity or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"); and no consent, approval, authorization, order, registration or qualification ("Governmental Authorizations") of or with any such Governmental Agency is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents, except for (x) the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to the Registration Rights Agreement and (y) such Governmental Authorizations as may be required under state securities or Blue Sky laws or the private placement or equivalent provisions of the


                                      -4-
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     securities laws of any province of Canada or the laws of any other jurisdiction outside of the United States, in connection with the purchase and distribution of the Securities by the Purchaser;

          (m) Neither the Company nor any of its subsidiaries is (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except such defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (n) The statements set forth in the Offering Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, the Indenture and the Registration Rights Agreement, and under the captions "Income Tax Considerations" and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

          (o) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

          (p) The Company and its subsidiaries have all material licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Offering Memorandum;

          (q) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

          (r) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

          (s) The Company is not, and immediately after giving effect to the offering and sale of the Securities, will not be, an "investment company," or an entity "controlled by an investment company," as such terms are defined in the United States Investment


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
     Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations thereunder;

          (t) Neither the Company nor any person acting on its behalf (other than the Purchaser as to whom the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (u) Within the preceding six months, neither the Company nor any other person acting on its behalf has offered or sold to any person any Securities or any securities of the same or a similar class as the Securities other than the Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

          (v) KPMG LLP and Crowe Chizek and Company LLC, each of which has certified certain financial statements included in the Offering Memorandum as set forth in its report included therein, is each an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

          (w) Except as described in the Offering Memorandum and except such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,

               (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal,


                                       -6-
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          transport or handling of Hazardous Materials (collectively,
          "Environmental Laws"),

               (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements,

               (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries;

               (iv) neither the Company nor any of its subsidiaries is conducting any response or other corrective action at any location pursuant to any applicable Environmental Laws;

               (v) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting, or which could result in liability of, the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;

          (x) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their businesses as described in the Offering Memorandum, except where the failure to have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company has no knowledge of any reason to believe that the conduct of the businesses of the Company and its subsidiaries will conflict with, and, except as disclosed in the Offering Memorandum, have not received any notice of any claim of conflict with, any such rights of others which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (y) The financial statements, including the notes thereto, included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and the rules and regulations of the Commission thereunder (except that the most recent audited balance sheet of the Company is as of a date which is more than 135 days prior to the date of the Offering Memorandum), and present fairly in all material respects the financial position of the entities to which they relate as of the dates indicated and their results of operations, cash flows and shareholders' equity for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved except as noted therein; the unaudited pro forma consolidated financial statements and the related notes thereto included in the Offering Memorandum present fairly the information shown


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     therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein; the assumptions used in the preparation thereof are reasonable and the adjustments made therein are appropriate to give effect to the transactions and circumstances referred to therein; the information, to the extent derived from the audited financial statements included in the Offering Memorandum, set forth under the captions "Summary--Summary Historical and Pro Forma Consolidated Financial Data" and "Selected Historical Financial Data" included in the Offering Memorandum fairly present the information set forth therein on a basis consistent with that of the audited financial statements included in the Offering Memorandum; and the other statistical and market and industry-related data included in the Offering Memorandum present fairly the information included therein, and are based upon or derived from sources that the Company believes to be reliable and accurate;

          (z) The Company has not, and as a result of consummation of the transactions herein contemplated will not have, incurred debts beyond its ability to pay as they mature; the present fair saleable value of the assets of the Company exceeds the amount required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and, as a result of consummation of the transactions herein contemplated, will exceed such amount; the Company has not, and as a result of consummation of the transactions herein contemplated will not have, unreasonably small capital for it to carry on its business as proposed to be conducted; the Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted;

          (aa) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is party to a collective bargaining agreement; and there are no unfair labor practice complaints pending against the Company or any of its subsidiaries or, to the best of the Company's knowledge, threatened against them which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (bb) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived or any event described in
     Section 4043(c)(9) or 4043(c)(11) that may result from the offering of the Securities) has occurred with respect to any "employee benefit plan," (as defined in Section 3(3) of ERISA), or any "employee benefit plan" of any entity which is considered one employer with the Company or any subsidiary of the Company under Section 4001 of ERISA or

     Section 414 of the Code (an "ERISA Affiliate"); no fact or circumstance exists which could result in any pension plan being wound up (in whole or in part), being subject to an accelerated funding or special payment obligation, being less than fully funded on a going concern or solvency basis or being required to repay to the plan any expenses, amounts withdrawn from the plan or amounts applied to contribution holidays; each employee benefit plan is in compliance in all material respects with its terms and applicable law, including ERISA and the Code and has been established, administered, funded and invested in material compliance with its terms and all applicable law; and neither the Company nor any ERISA Affiliate has participated in any multiemployer plan (as defined in Section 3(37) of ERISA or the comparable provisions of the applicable legislation of any other jurisdiction) for which it would incur a material liability if it were to completely or partially withdraw (within the meaning of Section 4201 or 9203 of ERISA or the comparable provisions of the applicable legislation of any other jurisdiction) from any such plan; neither the Company nor any ERISA Affiliate has incurred or expects to incur liability under Title IV of ERISA or the comparable provisions of the applicable legislation of any other jurisdiction with respect to the termination of, or withdrawal from any "pension plan" (as defined in Section 3(2) of ERISA); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best of the Company's knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification;

          (cc) Each of the Company and its subsidiaries (i) makes and keeps books and records which are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its financial assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

          (dd) In connection with the sale and distribution of the Securities in Canada, the Company acknowledges and agrees that: (i) in accordance with applicable securities laws of certain of the provinces of Canada, certain contractual rights of action for rescission and damages as set forth in the Offering Memorandum used in Canada (being the Offering Memorandum, as supplemented for use in making offers and sales in certain provinces of Canada) under the heading "Rights of Action for Damages or Rescission" will be granted by the Company to purchasers who acquire the Securities from the Purchaser or its affiliates in Canada, and (ii) such Canadian purchasers shall be entitled to exercise such contractual rights of action against the Company in accordance with their terms. The Company agrees to make all private placement or similar filings required to be made with securities regulatory authorities in Canada with respect to the offering, sale and distribution of the Securities to the Purchaser or its affiliates and the initial resales or first trades of the Securities by the Purchaser to purchasers in Canada, including, without limitation, any required reports of the trades constituting such initial resales or first trades (to the extent the necessary information is provided by the Purchaser to the Company);

     and to pay all filing or other fees (other than fees relating to the filing of a prospectus) applicable in connection therewith; and

          (ee) The Transaction Documents conform in all material respects to the descriptions thereof in the Offering Memorandum.

          2. Subject to the terms herein set forth, the Company agrees to issue and sell to the Purchaser, and, subject to the terms and conditions herein set forth, the Purchaser agrees to purchase from the Company, all of the Securities at $634.78 per $1,000 principal amount at maturity thereof, plus the increase in Accreted Value (as defined in the Indenture), if any, from December 10, 2004 to the Time of Delivery hereunder.

          3. Upon the authorization by you of the release of the Securities (which the Company hereby does), the Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and the Purchaser hereby represents and warrants to, and agrees with the Company that:

          (a) It has solicited and will solicit offers for the Securities only from and will offer and sell the Securities only (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and (ii) through its selling agents, outside the United States, to non-U.S. persons in reliance on Regulation S under the Act;

          (b) It is an institutional "accredited investor" within the meaning of Rule 501 under the Act;

          (c) It has not solicited and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

          (d) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          Terms used in this paragraph have the meanings given to them by Regulation S.

          Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to clause (a)(i) of this Section 3 without delivery of the written statement required by this clause (d);

          (e) The Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has issued or passed on and will issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities only to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on; and

          (f) The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except (A) under circumstances that will result in compliance with the applicable laws thereof, and except as otherwise set forth herein, that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions and (B) in Canada, by way of private placement or other exemptions from the prospectus requirements. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          4. (a) The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Purchaser for the account of the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Purchaser at DTC. The Company will cause the certificates representing the Securities to be made available to the Purchaser for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 10, 2004 or such other time and date as the Purchaser and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5. The Company agrees with the Purchaser:

          (a) To prepare the Offering Memorandum, including the Canadian supplement thereto, in a form reasonably approved by you; to make no amendment or any supplement to the Offering Memorandum without your prior consent (which consent shall not be unreasonably withheld) promptly after reasonable notice thereof; and to furnish you with such copies thereof as you may reasonably request;

          (b) Promptly, from time to time, to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities therein, provided that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of Section 3(c)(vi) of the Registration Rights Agreement, (ii) consent to general service of process in any such jurisdiction, (iii) take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject, (iv) make any changes to its organizational documents or any agreement between it and its equityholders or (v) file a prospectus in Canada;

          (c) To furnish the Purchaser with three copies of the Offering Memorandum and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request. If, at any time prior to the completion of the resale by the Purchaser of the Securities, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

          (d) For a period of 180 days from the date of the Offering Memorandum, not to offer, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designated to, or could be expected to, result in the disposition in the future of), any Securities or any securities of the Company that are substantially similar to the Securities except

               (i) the Exchange Securities in exchange for the Securities in connection with the exchange offer contemplated by the Registrations Rights Agreement or

               (ii) with the prior written consent of the Purchaser;

          (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

          (f) To comply with the reporting and information covenant in the Indenture;

          (g) If requested by you, to use all commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

          (h) During a period of five years from the date of the Offering Memorandum, so long as any of the Securities then remain outstanding, to furnish to you copies of all reports or other communications (financial or other) and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, applicable securities regulatory authorities in Canada or any securities exchange on which the Securities or any class of securities of the Company or any of its subsidiaries is listed and (ii) such additional information concerning the business and financial condition of the Company and its subsidiaries as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

          (i) To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Time of Delivery;

          (j) To comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer; and

          (k) To use the net proceeds received by them from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds."

          6. The Company covenants and agrees with the Purchaser that it will pay or cause to be paid the following:

          (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Offering Memorandum (including the Canadian supplement thereto) and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers;

          (b) the cost of printing or producing this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;

          (c) all expenses in connection with the qualification of the Securities and the Exchange Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys;

          (d) any fees charged by securities rating services for rating the Securities and the Exchange Securities;

          (e) the cost of preparing the Securities;

          (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;

          (g) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and

          (h) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers it may make.

          7. The obligations of the Purchaser hereunder shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Cahill Gordon & Reindel LLP, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated the Time of Delivery, as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (b) The Purchaser shall have received written opinions, dated the Time of Delivery, in form and substance satisfactory to you, from:

               (i) Kaye Scholer LLP, as special counsel for the Company, in the form of Annex I hereto; and

               (ii) Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, in the form of Annex II hereto;

          (c) On the date of delivery of the Offering Memorandum to the Purchaser for distribution to investors and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the date of the Offering Memorandum and as of the Time of Delivery, respectively, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

          (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since February 29, 2004 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries (other than as a result of intercompany transactions, including without limitation, capital contributions, debt repayments, restructurings, amalgamations and wind-ups) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

          (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any debt or preferred stock of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt or preferred stock, excluding a downgrade of MAAX Corporation's (x) senior implied rating to B2 by Moody's Investors Service ("Moody's") and to B by Standard & Poor's Rating Group ("S&P") and (y) senior subordinated notes to Caa by Moody's and CCC+ by S&P, and any announcements by Moody's or S&P relating to the foregoing;

          (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York is declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;

          (g) The Securities have been designated for trading on PORTAL;

          (h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate of officers of the Company satisfactory to you that the representations and warranties of the Company herein are true and correct in all material respects (to the extent not otherwise qualified by materiality or Material Adverse Effect) as if made on and as of such Time of Delivery, that the Company has performed or complied in all material respects (to the extent not otherwise qualified by materiality or Material Adverse Effect) with all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request;

          (i) All conditions to the effectiveness of Amendment No. 2, dated December 3, 2004, to the Credit Agreement (the "Amendment") shall be satisfied except for the payment of the consent fee to the lenders thereunder, which shall be funded by the proceeds of the offering of the Securities;

          (j) The Company shall have delivered executed copies of the Securities, the Indenture and the Registration Rights Agreement to the Purchaser; and

          (k) The Company shall have furnished to you promptly after the date hereof, but in no event later than 3 New York Business Days prior to the Time of Delivery, an Offering Memorandum to be dated as of the date hereof in form and substance reasonably satisfactory to you that complies with
     Section 5(a) and the first sentence of Section 5(c) and that reflects no changes in the general affairs, senior management, financial position or results of operations of the Company and its subsidiaries from the draft of the Offering Memorandum distributed at 12:41 am on December 3, 2004, that the Purchaser reasonably determines to be material and adverse to the Purchaser's investment decision; it being understood that changes to reflect the pricing determined pursuant to Section 2 hereof shall not be deemed to be material and adverse; provided that the section of the Offering Memorandum entitled "Description of Notes" shall be in the form attached as Annex IV hereto.

          8. (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein.

          (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 8 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

          10. If for any reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser, upon written request, for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities but the Company shall not then be under further liability to the Purchaser except as provided in Sections 6 and 8 hereof.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail or facsimile transmission to you as the Purchaser at World Financial Center - North Tower, 250 Vesey Street, New York, New York, 10080, attention of High Yield Capital Markets, Greg Margolies, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, attention of Susanna M. Suh, Esq; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention:
Secretary with a copy to Kaye

Scholer LLP, 425 Park Avenue, New York, New York, 10022 attention of Stephen C. Koval, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          11. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company, and its respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement, other than as set forth in the first sentence of Section 1(dd). No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

          12. Time shall be of the essence of this Agreement.

          13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          15. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchaser imposing any limitation of any kind.

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and the Company.

                                        Very truly yours,

                                        MAAX HOLDINGS, INC.


                                        By: /s/ Denis Aubin
                                            ------------------------------------
                                            Name: Denis Aubin
                                            Title: Executive Vice President and
                                            CFO


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED


By: /s/ Gregory Margolies
    ---------------------------------
    Authorized Signatory

                                   SCHEDULE I

                                  SUBSIDIARIES

              SUBSIDIARY                JURISDICTION OF ORGANIZATION           STOCKHOLDER
              ----------                ----------------------------           -----------
Beauceland Corporation                           Nova Scotia               MAAX Holdings, Inc.
MAAX Corporation                                 Nova Scotia             Beauceland Corporation
4200217 Canada Inc.                                Canada                   MAAX Canada Inc.
MAAX Canada Inc.                                   Canada                   MAAX Corporation
Cuisine Expert - C.E. Cabinets Inc.                Canada                   MAAX Canada Inc.
MAAX Spas (Ontario) Inc.                           Canada                   MAAX Canada Inc.
MAAX Spas (B.C.) Inc.                              Canada                   MAAX Canada Inc.
9022-3751 Quebec Inc.                              Quebec                  4200217 Canada Inc.
MAAX Holding Co.                                  Delaware                  MAAX Corporation
MAAX-KSD Corporation                            Pennsylvania                MAAX Holding Co.
Pearl Baths, Inc.                                 Minnesota                 MAAX Holding Co.
MAAX-HYDRO SWIRL Manufacturing Corp.             Washington                 MAAX Holding Co.
MAAX Midwest, Inc.                                 Indiana                  MAAX Holding Co.
MAAX Spas (Arizona), Inc.                        California                 MAAX Holding Co.
Aker Plastics Company Inc.                         Indiana                  MAAX Holding Co.
MAAX (2004) LLC                                   Delaware                MAAX Hungary Services
                                                                       Limited Liability Company;
                                                                         MAAX Canada Inc. holds
                                                                            non-voting shares
MAAX Europe Holding B.V.                         Netherlands                MAAX Canada Inc.
Halero B.V.                                      Netherlands            MAAX Europe Holding B.V.
SaniNova B.V.                                    Netherlands                   Halero B.V.
MAAX Luxembourg S.A.R.L.                         Luxembourg                 MAAX Canada Inc.

              SUBSIDIARY                JURISDICTION OF ORGANIZATION           STOCKHOLDER
              ----------                ----------------------------           -----------
MAAX Hungary Services Limited                      Hungary                   MAAX Luxembourg
   Liability Company                                                            S.A.R.L.
                                                                            MAAX Canada Inc.
MAAX LLC                                          Delaware                  MAAX Canada Inc.

                                     ANNEX I

            We have acted as special counsel to MAAX Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Purchase Agreement (the "Purchase Agreement") dated as of December 3, 2004 by and between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Purchaser").

            This opinion is given pursuant to Section 7(b)(i) of the Purchase Agreement. Capitalized terms used in this opinion without definition have the meanings given to them in the Purchase Agreement.

            As to various questions of fact material to our opinions in the numbered paragraphs below, we have relied upon, and assumed without independent investigation the accuracy of, the representations made by the Company in
Section 1 of the Purchase Agreement. We have also examined (i) the Indenture (the "Indenture"), dated as of December 10, 2004, by and between the Company and U.S. Bank Trust, N.A., as Trustee, (ii) the Exchange and Registration Rights Agreement (the "Registration Rights Agreement"), dated as of December 10, 2004, by and between the Company and the Purchaser, (iii) the Securities, (iv) the Amendment, (v) the organizational documents of the Company, (vi) the agreements listed on Schedule B hereof, and (vii) such certificates, documents and records and have made such investigation as we have deemed necessary in connection with the opinions set forth below.

            When an opinion or other statement set forth herein is given "to our knowledge" or with reference or qualification to our awareness, such opinion or statement is limited to the actual knowledge or awareness of the individual lawyers currently in this firm who have substantive attention to the Company and its subsidiaries.

            In expressing the opinions set forth below, we have assumed the genuineness of all signatures and the capacity of the persons so signing, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

            We have assumed that the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Amendment (collectively, the "Transaction Documents") have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and that each such party has all requisite power and authority to effect the transactions contemplated by the Transaction Documents.

            Based on the foregoing and on the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

            1. The Company is existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum and to enter into and carry out its obligations under the Transaction Documents.

            2. The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.

            3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

            4. When authenticated by the Trustee in the manner provided in the Indenture, and issued and delivered against payment of the purchase price therefor by the Purchaser in accordance with the provisions of the Indenture, the Securities will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum.

            5. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            7. When executed and delivered by the Company and authenticated by the Trustee in the manner provided in the Indenture, and issued and delivered in accordance with the provisions of the Indenture and the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            8. The issue and sale of the Securities and the execution and delivery of and consummation by the Company of the transactions contemplated by the Transaction Documents will not result in any violation of the provisions of
(a) the Delaware General Corporation Law, the federal laws of the United States or the laws of the State of New York (other than performance by the Company of its obligations under the indemnification and contribution sections of the Purchase Agreement, the Registration Rights Agreement and the Indenture, as applicable, as to which we render no opinion) (collectively the "Applicable Laws"), or (b) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Transaction Documents or any agreement or instrument listed on Schedule B hereto (after giving effect to the Amendment).

            9. No consent, approval, authorization, order, registration or qualification under any Applicable Law is required for the issue and sale of the Securities or the consummation of the transactions contemplated by the Transaction Documents.

            10. The statements set forth in the Offering Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, the Indenture and the Registration Rights Agreement, and under the captions "Income Tax Considerations," "Certain Relationships and Related Party Transactions," "Description of Other Indebtedness" and "Management -- Employment Agreements, -- Gestion Camada Agreement and -- Consulting Agreements" insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, are accurate in all material respects.

            11. Assuming the accuracy of and compliance with the representations, warranties and covenants of the Company contained in Sections 1(r), (t) and (u) of the Purchase Agreement and the Purchaser contained in
Section 3 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser and with the initial resale of such Securities by the Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.

            12. The Company is not, nor after giving effect to the issuance of the Securities and the application of the proceeds therefrom as set forth in the Offering Memorandum under the caption "Use of Proceeds" will be, required to register as an "investment company," as such term is defined in the Investment Company Act.

            13. To our knowledge, other than as described in the Offering Memorandum, there are no pending or threatened legal or governmental proceedings to which the Company or its subsidiaries is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act.

            14. [Based solely on certificates of public officials as of the dates thereof, the Company was duly qualified as a foreign corporation to transact business and was in good standing in Minnesota.](1)

----------
(1) This paragraph will not be required to the extent the Company is not able to qualify in Minnesota at the Time of Delivery.

            We have acted as special counsel to the Company in connection with the preparation of the Offering Memorandum. In connection with the preparation of the Offering Memorandum, we have participated in conferences with officers and representatives of the Company and the Purchaser, counsel for the Purchaser and the independent public accountants of the Company, at which the contents of the Offering Memorandum were discussed. We have not undertaken to determine independently and we are not passing upon, guaranteeing and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent verification or check thereof, except as set forth in the last sentence of paragraph 4 and paragraph 10 above. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that no facts have come to our attention which cause us to believe that the Offering Memorandum, as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no such view with respect to any financial statements, accounting information or financial or statistical data, including, in each case, the notes and schedules thereto, that is included in the Offering Memorandum or any amendments or supplements thereto).

            The opinions expressed above are subject to the following qualifications, assumptions and exceptions:

            (a) We express no opinion with respect to limitations imposed by law and court decisions upon the availability of the remedy of specific performance, injunctive relief and other equitable remedies, whether sought in legal or equitable proceedings.

            (b) We express no opinion with respect to the enforceability under certain circumstances, (i) of provisions that expressly or by implication waive broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law; or (ii) of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

            (c) We express no opinion with respect to the effect of legal or equitable principles which provide, essentially, that a court may not enforce (or may limit the application of) a contract or portions thereof, which the court finds as a matter of law to have been unconscionable at the time the contract was made.

            (d) The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any matter or, of any change in, such laws or in the interpretations thereof which may occur after the date hereof.

            (e) The laws covered by the opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, and the General Corporation Law of the State of Delaware and we express no opinion as to the laws of any other jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

            (f) Our opinions as they relate to the laws of the State of New York and federal laws of the United States of America are based upon a review of those laws as in effect on the date hereof which a lawyer exercising customary professional diligence would reasonably recognize as being applicable with respect to the transactions contemplated by the Transaction Documents.

            (g) We express no opinion with respect to any documents written in a language other than English.

            (h) With respect to our opinion in paragraphs 8 and 9, we express no opinion as to the Securities Act, the Exchange Act, the Trust Indenture Act, state securities or "blue sky" laws or foreign securities laws, or the effect thereof. With respect to our opinion in paragraph 11, we express no opinion as to when or under what circumstances any Securities initially resold by the Purchaser may be reoffered or resold.

            This opinion is being delivered solely for your benefit and may not be relied upon by any other individual or entity without our prior written consent.

                                              Very truly yours,

                                    ANNEX II

            We have acted as special Canadian counsel to MAAX Holdings, Inc., a Delaware corporation (the "COMPANY") in connection with the issue and sale by the Company of the Notes pursuant to a purchase agreement (the "PURCHASE AGREEMENT") entered into on December 3, 2004 between the Company, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (hereinafter collectively referred to as the "PURCHASERS").

            Our opinions are being delivered to you pursuant to article 7(b)(ii) of the Purchase Agreement.

            In giving our opinions, we have examined, inter alia, originals or copies certified or authenticated to our satisfaction of the following documents:

            (a) the Purchase Agreement;

            (b) the exchange and registration rights agreement entered into on December 10, 2004 between the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT");

            (c) the indenture entered into on December 10, 2004 between the Company and U.S. Bank Trust, N.A., as trustee (the "INDENTURE") and the Notes issued thereunder;

            (d) the US offering memorandum dated December 3, 2004 (the "US OFFERING MEMORANDUM"); and

            (e) the Canadian offering memorandum dated December 3, 2004 (the "CANADIAN OFFERING MEMORANDUM").

            The Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are hereinafter collectively referred to as the "OFFERING DOCUMENTS".

            In our examination of such documents, we have assumed, for purposes of our opinions expressed in paragraph 1, without independent investigation or verification, their validity and conformity to applicable laws.

            We are qualified to practice law in the Provinces of Quebec, Ontario, Alberta and British Columbia only (the "PROVINCES") and, therefore, express no opinion as to laws of any jurisdiction other than those applicable in the Provinces and the federal laws of Canada applicable therein, as such laws exist and are construed as of the date hereof (the "APPLICABLE LAWS"), and do not assume responsibility to inform the addressees hereof of any change in law subsequent to this date that does or may affect the opinions we express herein.

            Our opinions expressed in paragraph 1 are limited to the laws of the Provinces of Quebec, Ontario, Alberta and British Columbia and the federal laws of Canada applicable therein. Our opinions expressed in paragraph 2 are limited to the federal laws of Canada.

            No opinion is given herein on the enforceability of the Offering Documents.

            Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

      1. The execution and delivery of the Offering Documents to which the Company is a party and the consummation of the transactions contemplated in the Offering Documents (including the issue and the sale of the Notes by the Company) do not conflict with or result in a breach or violation of any of the terms or provisions of the agreements listed in Schedule 2 hereto.

      2. The statements set forth in the Canadian Offering Memorandum under the heading "Canadian Federal Income Tax Considerations for Canadian Holders", insofar as they purport to describe the provisions of the law and legal matters referred to therein, are accurate in all material respects.

            Our opinions expressed herein can only be relied upon by the parties to whom they are addressed. They may not be quoted from or referred to in another document without our prior written consent.

                                                Yours truly,

                                    ANNEX III

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
(the "initial purchasers")

The Board of Directors of MAAX Holdings, Inc.

December 3, 2004

Ladies and Gentlemen:

                     RE: MAAX HOLDINGS, INC. -- OFFERING CIRCULAR DATED
                         DECEMBER 3, 2004(THE "OFFERING CIRCULAR")

We have audited the consolidated balance sheets of MAAX Inc. (the "Predecessor") as of February 28, 2003 and February 29, 2004 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended February 29, 2004 (the "2004 Consolidated Financial Statements") which are included in the Offering Circular of MAAX Holdings, Inc. for the placement of 11-1/4% Senior Discount Notes due 2012 (the "Notes"). Our report with respect to the 2004 Consolidated Financial Statements is dated April 9, 2004, except for note 21 (g) which is dated June 4, 2004.

We have also audited the balance sheet of MAAX Holdings, Inc. (the "Company") as of May 31, 2004 (the "Opening Balance Sheet") which is included in the Offering Circular of the Company for the placement of 11-1/4% Senior Discount Notes due 2012. Our report with respect to the opening balance sheet is dated November 29, 2004, except for note 2 which is dated December 3, 2004.

This letter is being furnished in reliance upon your representation to us that:

      (a) You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the United States Securities Act of 1933, as amended (the "Act").

      (b) In connection with the offering of the Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with this Offering Circular:

      1. We are the auditors of the Predecessor and of the Company and are independent (i) within the meaning of the Rules of Professional Conduct of the various Canadian Institutes/Ordre of Chartered Accountants and (ii) within the meaning of the Act and the applicable published rules and regulations thereunder.

      2. In our opinion, the 2004 Consolidated Financial Statements of the Predecessor audited by us and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

      3. In our opinion, the Opening Balance Sheet of the Company audited by us and included in the Offering Circular complies as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

      4. We have not audited any financial statements of the Predecessor as of any date or for any period subsequent to February 29, 2004. Although we have conducted an audit for the year ended February 29, 2004, the purpose (and therefore the scope) of this audit was to enable us to express our opinion on the consolidated financial statements as at February 29, 2004, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to February 29, 2004.

      5. We have not audited any financial statements of the Company as of any date or for any period subsequent to May 31, 2004. Although we have conducted an audit of the Opening Balance Sheet as at May 31, 2004, the purpose (and therefore the scope) of this audit was to enable us to express our opinion on the Opening Balance Sheet as at May 31, 2004. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to May 31, 2004.

      6. For the purposes of this letter, we have read the 2004 minutes of meetings of the board of directors of the Company and its subsidiaries as set forth in the minute books to December 2, 2004, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (the latest of which being dated November 29, 2004). We have carried out other procedures to December 2, 2004 as follows:

            (A)   (i)   With respect to the period from March 1, 2004 to June 3,
                        2004 and the period from March 1, 2003 to August 31,
                        2003 of the Predecessor we have: performed a review in accordance with the procedures specified by the American
                        Institute of Certified Public Accountants for a review of interim financial information as described in SAS No.
                        100, Interim Financial Information, on the unaudited interim consolidated balance sheets as of June 3, 2004 and August 31, 2003 and on the unaudited interim consolidated statement of income, shareholders' equity and cash flows for the 95-day period ended June 3, 2004 and the six-month period ended August 31, 2003 of the Predecessor included in the Offering Circular. Such a review of interim information consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. A review of interim information is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements; accordingly, we do not express such an opinion. A review of interim information does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit; and

                  (ii) inquired of certain officials of the Predecessor (who are also officers of the Company) who have responsibility for financial and accounting matters concerning whether the unaudited interim Consolidated Financial Statements referred to in 6 (A) (i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

            (B) With respect to the period from June 4, 2004 to August 31, 2004 of the Company we have:

                  (i) Performed a review in accordance with the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited interim consolidated balance sheet as of August 31, 2004 and on the unaudited interim consolidated statement of income, shareholders' equity and cash flows for the 89-day period ended August 31, 2004 of the Company included in the Offering Circular. Such a review of interim information consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. A review of interim information is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements; accordingly, we do not express such an opinion. A review of interim information does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit; and

                  (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters concerning whether the unaudited interim Consolidated Financial Statements referred to in 6 (B) (i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

            (C) With respect to the period from September 1, 2004 to September 30, 2004 we have:

                  (i) read the unaudited monthly consolidated financial statements of the Company for September 2004 (the "unaudited Monthly Consolidated Financial Statements") provided to us by the Company, officials of the Company having advised us that no such financial statements as at any date or for any period subsequent to September 30, 2004 were available; and

                  (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited Monthly Consolidated Financial Statements referred to in 6 (C) (i) are stated, in all material respects, on a basis substantially consistent with that of the audited and unaudited consolidated financial statements of the Company and of the Predecessor, included in the Offering Circular.

            The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards in Canada nor with the standards of the Public Company Accounting Oversight Board (United States). Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

      7. Based on the results of the foregoing procedures, nothing came to our attention which caused us to believe that:

            (A)   (i)   Any material modification should be made to the
                        unaudited interim consolidated financial statements of the Company and its Predecessor described in 6(A)(i) and 6(B)(i), included in the Offering Circular, for them to be in conformity with generally accepted accounting principles in the United States.

                  (ii) The unaudited interim consolidated financial statements described in 6(A)(i) and 6(B)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

            (B)   (i)   At September 30, 2004, there were any changes in the
                        share capital or increase in the long-term debt other than an increase of $4.0 million caused by an exchange rate fluctuation, or decrease in consolidated net current assets or consolidated shareholders' equity of the Company as compared with the amounts shown in the August 31, 2004 unaudited consolidated balance sheet of the Company included in the Offering Circular, except in all instances for changes, increases, or decreases that the Offering Circular discloses have occurred or may occur; and

                  (ii) For the period from September 1, 2004, to September 30, 2004, we did not find any decrease, except in all instances for decrease that the Offering Circular discloses have occurred or may occur, as compared to the corresponding period in the preceding year of the Predecessor, in consolidated net sales and net income, except for a decrease in net income mainly related to additional interest expense of $2.2 million on new indebtedness incurred by the Company since June 2004.

      8. As mentioned in item 6(C)(i), officials of the Company have advised us that no consolidated interim financial statements as at any date or for any period subsequent to September 30, 2004 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after September 30, 2004, have, of necessity, been even more limited than those with respect to the periods referred to in item 6. We have made enquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether:

            (A) at December 2, 2004, there was any change in consolidated capital stock, increase in consolidated long-term debt of the Company or any decrease in consolidated net assets or shareholders' equity as compared with amounts shown in the August 31, 2004 unaudited interim consolidated balance sheet included in the Offering Circular; or

            (B) for the period from October 1, 2004 to December 2, 2004 there were any decreases, as compared with the corresponding period in the preceding year of the Predecessor, in consolidated net sales or of net income of the Company.

            On the basis of these enquiries and reading the minutes as described in item 6, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases that the Offering Circular discloses have occurred or may occur.

      9.    At your request, we also performed the following procedures:

            (A) Read the unaudited pro forma consolidated statements of income for the year ended February 29, 2004 and for the six-month period ended August 31, 2004 of MAAX Holdings, Inc. included in the Offering Circular.

            (B) Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether all significant assumptions regarding the business acquisition had been reflected in the pro forma adjustments and whether the unaudited pro forma consolidated financial statements referred to in 9(A) comply as to form in all material respect with the applicable accounting requirements of rule 11-02 of Regulation S-X.

                  Those officials referred to above, stated in response to our inquiries, that all significant assumptions regarding the business acquisition had been reflected in the pro forma adjustments and that the unaudited pro forma consolidated financial statements referred to in 9(A) comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X.

            (C) Compared the historical financial information included in the pro forma column under MAAX Inc. to the historical financial information for MAAX Inc. in the Consolidated Financial Statements of MAAX Inc. for the year ended February 29, 2004 and to the unaudited interim consolidated financial statements of the Predecessor and of the Company for the six-month period ended August 31, 2004 included in the Offering Circular.

            (D) Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements.

                  The foregoing procedures are less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. We make no representation about the sufficiency of the foregoing procedures for your purposes. Had we performed additional procedures or had we made an examination of the pro forma financial information, other matters might have come to our attention that would have been reported to you.

      10. For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Circular (Appendix A), and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. With respect to the disclosure by the Company of any non-GAAP financial measures as defined in Regulation G, we make no comment as to whether such measures or the resulting disclosures comply with the requirements of Regulation G or Item 10 of Regulation S-K.

            Symbol         Procedures and Findings

            A Compared the amount with the corresponding amount in the 2004 Consolidated Financial Statements of the Predecessor included in the Offering Circular and found them to be in agreement, except for rounding.

            B Compared the amount with the corresponding amount in the audited Opening Balance Sheet of the Company included in the Offering Circular and found them to be in agreement.

            C Compared the amount with the corresponding amount in the unaudited interim consolidated financial statements as at June 3, 2004 and for the 95-day period ended as at that date or for the six-month period ended August 31, 2003 of the Predecessor, or in the unaudited interim consolidated financial statements as at August 31, 2004 and for the 89-day period ended as at that date of the Company included in the Offering Circular and found them to be in agreement, except for rounding.

            D Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were agreed to the 2004 Consolidated Financial Statements of the Predecessor.

            E Compared the amount with the corresponding amount in the unaudited pro-forma financial data of the Company included in the Offering Circular and found them to be in agreement, except for rounding.

            F Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were agreed to the 2004 Consolidated Financial Statements of the Predecessor included in the Offering Circular. Calculated amounts were calculated based on the definition of such term or ratio, as described in the Offering Circular. We make no representation as to the acceptability or not of such definition under the rules or regulations promulgated under the Act.

            G Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were agreed to the unaudited interim consolidated financial statements of the Predecessor or of the Company included in the Offering Circular. Calculated amounts were calculated based on the definition of such term or ratio, as described in the Offering Circular. We make no representation as to the acceptability or not of such definition under the rules or regulations promulgated under the Act.

            H Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were agreed to the unaudited pro-forma financial data of the Company included in the Offering Circular. Calculated amounts were calculated based on the definition of such term or ratio, as described in the Offering Circular. We make no representation as to the accept-ability or not of such definition under the rules or regulations promulgated under the Act.

            I Compared the amount with the corresponding amount in a schedule prepared by the Company or the Predecessor from the accounting records and found the amount to be in agreement, except for rounding.

            J Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were agreed to a schedule prepared by the Company or the Predecessor from the accounting records.

            K Compared the amount with a calculated amount based on the audited consolidated financial statements of the Predecessor prepared under Canadian GAAP, for which a reconciliation to US GAAP has been prepared, which statements are not included in the Offering Circular and found them to be in agreement, except for rounding.

            L Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were calculated from audited consolidated financial statements of the Predecessor prepared under Canada GAAP, for which a reconciliation to US GAAP has been prepared, which statements are not included in the Offering Circular.

            M Compared the amount with a corresponding amount in a schedule prepared by the Company or the Predecessor and found the amount to be in agreement, except for rounding.

            N Recalculated the amount and found the amount to be in agreement, except for rounding. The amounts used in the calculations were agreed to a schedule prepared by the Company or the Predecessor.

            O We recalculated the amounts or percentages from data in the Offering Circular and found them to be in agreement.

            (cent) Recalculated the amount and found the amount to be in agreement, except for rounding.

      11. Our audits of the 2004 Consolidated Financial Statements of the Predecessor for the periods referred to in the introductory paragraph of this letter and of the Opening Balance Sheet of the Company as at May 31, 2004 comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

      12. It should be noted that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data included in the Offering Circular and make no representations regarding the adequacy of disclosures or regarding whether any material facts have been omitted.

      13. This letter is solely for the information of the addressees and to assist the initial purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Notes covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to within or without the initial purchasers for any other purposes, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to, in whole or in part, in the Offering Circular or any other document, except that reference may be made to it in the purchase agreement or in any list of closing documents pertaining to the offering of the securities covered by the Offering Circular.

                                           Yours very truly,

                                           Chartered Accountants